SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                             Bay State Bancorp, Inc.
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      paid previously. Identify the previous filing by registration statement
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

                             BAY STATE BANCORP, INC.
                               1299 Beacon Street
                         Brookline, Massachusetts 02446
                                 (617) 739-9500

                                  June 18, 2002

Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders of Bay State Bancorp, Inc. The meeting will be held at the Royal Sonesta, 5 Cambridge Parkway, Cambridge, Massachusetts, on Wednesday, July 24, 2002, at 2:00 p.m., local time.

      The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Shatswell, MacLeod & Company, P.C., the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

      It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card.

      We look forward to seeing you at the meeting.

                                         Sincerely,

                                         /s/ John F. Murphy

                                         John F. Murphy
                                         Chairman of the Board, President and
                                         Chief Executive Officer

                             BAY STATE BANCORP, INC.
                               1299 Beacon Street
                         Brookline, Massachusetts 02446
                                 (617) 739-9500

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

      On Wednesday, July 24, 2002, Bay State Bancorp, Inc., (the "Company") will hold its annual meeting of stockholders at the Royal Sonesta, 5 Cambridge Parkway, Cambridge, Massachusetts. The meeting will begin at 2:00 p.m., local time. At the meeting, the stockholders will consider and act on the following:

      1.    To elect three directors to serve for a term of three years;

      2. To ratify the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors for the Company for the fiscal year ending March 31, 2003; and

      3. To transact any other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

      Only stockholders of record at the close of business on May 28, 2002 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

      Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Jill W. Lacy

                                            Jill W. Lacy
                                            Corporate Secretary

Brookline, Massachusetts
June 18, 2002

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

                             Bay State Bancorp, Inc.
                                 Proxy Statement

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bay State Bancorp, Inc. (the "Company") to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Bay State Federal Savings Bank ("Bay State Federal" or the "Bank"). The annual meeting will be held at the Royal Sonesta, 5 Cambridge Parkway Cambridge, Massachusetts, on Wednesday, July 24, 2002 at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed to stockholders of record on or about June 18, 2002.

                           Voting and Proxy Procedure

Who Can Vote at the Meeting

      You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on May 28, 2002. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote.

      As of the close of business on May 28, 2002, a total of 1,650,041 shares of Company common stock were outstanding. Each share of common stock has one vote. As provided in the Company's Certificate of Incorporation, a record owner of the Company's common stock which is beneficially owned, either directly or indirectly, by a person who beneficially owns in excess of 10% of the Company's outstanding shares, is not entitled to any vote with respect to the shares held in excess of that limit.

Attending the Meeting

      If you are a stockholder as of the close of business on May 28, 2002, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

      A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting in order to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

      In voting on the election of directors, you may vote in favor of all nominees, withhold votes for all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

      In voting on the ratification of the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. The ratification of Shatswell, MacLeod & Company, P.C. as independent auditors will be decided by the affirmative vote of a majority of the votes cast. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this matter.

Voting by Proxy

      The Company's Board of Directors is sending you this proxy statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote "FOR" each of the nominees and "FOR" ratification of Shatswell, MacLeod & Company, P.C. as independent auditors.

      If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless, you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

      You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

      If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that is provided by your broker, bank or other nominee and accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction to your broker or bank, you must contact your broker or bank.

Participants in Bay State Federal's Employee Stock Ownership Plan and 401(a)
Plan

      If you participate in the Bank's Employee Stock Ownership Plan (the "ESOP"), or if you hold shares of Company common stock through the Bank's 401(a) Plan, you will receive with this proxy a voting instruction card for each plan that reflects all shares you may vote under the plan. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to the participant's plan account. Subject to the exercise of its fiduciary duties, the ESOP trustee will vote all unallocated shares of common stock held by the ESOP and allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(a) Plan, a participant is entitled to direct the trustee as to the shares credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which the trustee received timely voting instructions. The deadline for returning your voting instructions to Registrar and Transfer Company is Friday, July 19, 2002.

                                 Stock Ownership

      The following table provides information as of May 28, 2002, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and                                             Number of Shares   Percent of Common
Address                                                   Owned         Stock Outstanding
---------------------------------------              ----------------   -----------------
Bay State Federal Savings Bank                           195,173(1)            11.83%
Employee Stock Ownership Plan and Trust
1299 Beacon Street
Brookline, Massachusetts 02446

Bay State Federal Savings Charitable Foundation          159,795(2)             9.68%
1299 Beacon Street
Brookline, Massachusetts 02446

Tontine Financial Partners, L.P.                         123,400(3)             7.48%
Tontine Management, L.L.C
Tontine Overseas Associates, L.L.C
Jeffrey L. Gendell
200 Park Avenue, Suite 3900
New York, New York 10166

John F. Murphy                                            88,837(4)             5.24%
Chairman, President and CEO
Bay State Bancorp, Inc.
1299 Beacon Street
Brookline, Massachusetts 02446

(1) Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participant's accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants. As of May 28, 2002, 102,076 shares had been allocated to participants and 100,742 shares remain unallocated under the ESOP.

(2) The terms of the foundation's gift instrument require that all shares of common stock held by the foundation must be voted in the same ratio as all other shares of Company common stock on all proposals considered by stockholders of the Company.

(3) Based on information filed in a Schedule 13G filed with the SEC on January 31, 2002.

(4) Based on information filed in a Schedule 13D filed with the SEC on May 13, 2002.

      The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group as of May 28, 2002. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

                                        Number of                  Options             Percent of
                                        Shares Owned (1)(2)        Exercisable         Common Stock
         Name                           (Excluding Options)        Within 60 Days      Outstanding (3)
---------------------------------       -------------------        --------------      ---------------
Robert B. Cleary                               5,340                   6,511                  *
Michael O. Gilles                             19,613                   9,508               1.75%
Leo F. Grace                                  15,590                   4,511               1.21%
Richard F. Hughes                              6,090(4)                4,511                  *
Richard F. McBride                            25,603(5)                6,511               1.94%
Philip R. McNulty                             10,052                   9,000               1.15%
John F. Murphy                                41,441(6)               47,538               5.24%
Denise M. Renaghan                            29,099                  35,654               3.84%
Kent T. Spellman                              56,120(7)                6,511               3.78%
Directors and executive officers
  as a group (9 persons)                     208,947                 130,255              19.05%

*     Less than 1% of shares outstanding

(1) Includes unvested shares of restricted stock awards held in trust as part of the Bay State Bancorp, Inc. 1998 Stock-Based Incentive Plan, with respect to which the beneficial owner has voting but not investment power as follows: Messrs. Cleary, Grace, Hughes, McBride and Spellman 1,736 shares; Mr. Gilles 2,432 shares; Mr. McNulty 1,500 shares; Mr. Murphy 7,603 shares; and Ms. Renaghan 5,703 shares.

(2) Includes shares held under the Bay State Federal Savings Bank Employee Stock Ownership Plan, with respect to which the beneficial owner has voting but not investment power as follows: Mr. Gilles 5,502 shares; Mr. McNulty 3,146 shares; Mr. Murphy 5,810 shares; and Ms. Renaghan 5,729 shares.

(3) Based on 1,650,041 shares of Company common stock outstanding and entitled to vote as of May 28, 2002, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising stock options.

(4)   Includes 200 shares held by Mr. Hughes' spouse.

(5)   Includes 9,013 shares held by Mr. McBride's spouse.

(6) Includes 195 shares held by Mr. Murphy's spouse's individual retirement account.

(7) Includes 10,000 shares held by Mr. Spellman's spouse and 1,780 shares held by a corporation in which Mr. Spellman is a principal owner.

                       Proposal 1 - Election of Directors

      The Company's Board of Directors consists of seven members. Five directors are independent and two directors are members of management. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election this year are Leo F. Grace, Richard F. Hughes and John F. Murphy, each of whom is a director of the Company and the Bank.

      It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

      The Board of Directors recommends a vote "FOR" the election of all of the nominees.

      Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each biography is as of March 31, 2002. There are no family relationships among the directors or executive officers. The indicated period of service includes service as a director of Bay State Federal.

                       Nominees for Election of Directors

      Leo F. Grace was President, Chief Executive Officer and Chairman of the Board of Directors of Union Federal Savings Bank of Boston from 1968 until the merger of Union Federal with the Bank in February 1997. He served as a consultant to the Bank until February 21, 2000. Age 70. Director since 1997.

      Richard F. Hughes is the founder and President of Hughes & Associates, Inc., an organizational and management consulting firm located in Watertown, Massachusetts. Age 70. Director since 1997.

      John F. Murphy joined the Bank in 1961 and served in various positions until 1976, when he was named President and Chief Executive Officer. In 1994, he was named Treasurer of the Bank and in 1996, Mr. Murphy was elected Chairman of the Board of Directors and currently serves and Chairman and CEO. In addition, Mr. Murphy has served as Chairman, President and CEO of the Company since its organization in 1998. Mr. Murphy is a also a director of Connecticut On-Line Computer Center and is a member of the Legislative, Secondary Market and Federal Home Loan Bank System Committees and the Government Affairs Council of the America's Community Bankers. He is a past president of the New England League of Savings Institutions and a former director of the Federal Home Loan Bank of Boston. Age 62. Director since 1975.

                         Directors Continuing in Office

      The following directors have terms ending in 2003:

      Richard F. McBride is the owner of H.R. McBride Realtor, located in Watertown, Massachusetts. Age 74. Director since 1994.

      Denise M. Renaghan joined the Bank in 1974 and has served in various positions before being named Executive Vice President and Chief Operating Officer in January 1997 and then in July 2000 was named President and COO. In addition, Mrs. Renaghan has served as Executive Vice President and COO of the Company since its organization in 1998. Ms. Renaghan is also a member of the Education Committee of America's Community Bankers and of the Loan Committee of the Connecticut On-Line Computer Center. She is a past president and currently a member of the Financial Managers Society and is a past president of the Brookline Consortium for Community Housing. Age 45. Director since 1997.

      The following directors have terms ending in 2004:

      Robert B. Cleary has been a principal of The Robert B. Cleary Insurance Group, a provider of life, property and casualty insurance and financial planning, located in Boston, for more than forty years. Age 66. Director since 1987.

      Kent T. Spellman is the founder and President of Telluride Clothing Co., Inc., a branded clothing wholesaler, located in Natick, Massachusetts. He is also a general partner of several partnerships holding commercial real estate. Age 53. Director since 1988.

Executive Officers who are not Directors

      Michael O. Gilles joined the Bank in March of 1998 and has served as Senior Vice President and Chief Financial Officer for both the Bank and the Company. Prior to his current position, Mr. Gilles served as Senior Vice President and Chief Financial Officer of Cambridgeport Bank from January 1997 through February 1998. Mr. Gilles also served as President of the Financial Managers Society, Boston Chapter. Age 42.

      Philip R. McNulty joined the Bank in June of 1998 and has served as Senior Vice President and Chief Lending Officer. Prior to his current position Mr. McNulty served as Senior Vice President of Salem Five Cent Savings from January 1996 through December 1997. Mr. McNulty also serves as a Director of the Massachusetts Mortgage Bankers Association. Age 46.

Meetings and Committees of the Board of Directors

      The Company and the Bank conduct business through meetings of their Board of Directors and through activities of their committees. The Board of Directors of the Company meets at least quarterly. The Board of Directors of the Bank generally meets monthly and may have additional meetings as needed. During fiscal 2002, the Board of Directors of the Company held 5 meetings and the Board of Directors of the Bank held 12 meetings. All of the current directors of the Company and the Bank attended at least 75% of the total number of the Company's and the Bank's board meetings held and committee meetings on which such directors served during fiscal 2002.

      The Board of Directors of the Company maintains the following committees:

      Audit and Compliance Committee. The Audit and Compliance Committee of the Company, consisting of Messrs. Cleary, McBride and Spellman, reviews the Company's audit reports and management's actions regarding the implementation of audit findings and reviews compliance with all relevant laws and regulations. The Committee is also responsible for supervising the Company's internal auditor and engaging the Company's independent auditor. The Audit and Compliance Committee met three times in fiscal 2002.

      Compensation Committee. The Compensation Committee, consisting of Messrs. Cleary, McBride and Murphy, is responsible for all matters regarding compensation and fringe benefits. The Compensation Committee met once in fiscal 2002.

      Nominating Committee. The Company's Nominating Committee for the 2002 Annual Meeting consisted of Messrs. Cleary, McBride and Spellman. The Nominating Committee considers and recommends the nominees for director to stand for election at the Company's Annual Meeting of Stockholders. The Nominating Committee will accept and consider stockholder recommendations that are made pursuant to timely written notice to the Secretary of the Company. All recommendations must include all information necessary for the Nominating Committee to fully review the qualifications and credentials of the candidate. The Nominating Committee met on April 18, 2002.

Directors Compensation

      Directors' Fees. All directors of the Company are paid an annual retainer of $6,000. All directors of the Bank are paid an annual retainer of $8,250 and receive a fee of $600 for each Board meeting attended. Members of the Executive Committee of the Bank additionally receive an annual retainer of $4,000 and a fee of $500 for each meeting attended. Members of the Audit and Compensation Committees of the Bank receive a fee of $500 for each meeting attended.

                             Executive Compensation

Summary Compensation Table

      The following information is furnished for the Chief Executive Officer and the other highest paid executive officers of Bay State Federal who received salary and bonus of $100,000 or more during the fiscal year ended March 31, 2002 ("Named Executive Officers").

                                                    Annual Compensation(1)              Long Term Compensation
                                                                                                Awards
                                                                                      Restricted      Securities      All Other
Name and                                      Fiscal        Salary       Bonus          Stock         Underlying     Compensation
Principal Positions                            Year         ($)(2)        ($)        Awards ($)(3)   Options/SARs       ($)(4)
John F. Murphy                                  2002       $350,750     $120,000       $     --           --           $113,585
Chairman, President and Chief Executive         2001        319,000       85,000             --           --             66,348
Officer of the Company and Chairman             2000        299,500       70,000             --           --             42,314
and Chief Executive Officer of the Bank

Denise M. Renaghan                              2002       $250,250     $ 75,000       $     --           --           $ 78,457
Executive Vice President and Chief              2001        218,000       60,000             --           --             49,552
Operating Officer of the Company and            2000        199,000       50,000             --           --             23,690
President and Chief Operating Officer
of the Bank

Michael O. Gilles                               2002       $153,000     $ 32,000       $     --           --           $ 49,666
Senior Vice President and Chief Financial       2001        147,000       28,000             --           --             40,988
Officer of the Bank and Company                 2000        140,000       30,000             --           --             22,305

Philip R. McNulty                               2002       $136,500     $ 28,000       $     --           --           $ 44,889
Senior Vice President and Chief Lending         2001        131,250       25,000             --           --             40,009
Officer of the Bank                             2000        125,000       25,000             --           --             20,443

(1) Does not include the aggregate amount of perquisites and other personal benefits, which was less than 10% of the total annual salary and bonus reported.

(2)   Includes directors' fees for Mr. Murphy and Ms. Renaghan.

(3) Mr. Murphy, Ms. Renaghan, Mr. Gilles and Mr. McNulty beneficially own 8,871, 6,654, 2,838 and 1,750 unvested shares of restricted stock, respectively, granted under the Bay State Bancorp, Inc. 1998 Stock-Based Incentive Plan. As of March 31, 2002, the market value of those shares was $373,913, $280,466, $119,622 and $73,763, respectively. When shares become vested and are distributed from the trust in which they are held, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto plus earnings thereon.

(4) Includes matching contributions under the Bank's 401(a) Plan of $3,725 $5,325, $3,711, and $3,975, and allocations under the employee stock ownership plan with a market value as of March 31, 2002 of $42,282, $42,282, $42,282 and $40,914 for Mr. Murphy, Ms. Renaghan, Mr. Gilles and Mr. McNulty respectively. Also includes the value of split-dollar life insurance arrangements, based upon an actuarial analysis, of $1,470 for Mr. Murphy and $244 for Ms. Renaghan for fiscal year 2002. The life insurance arrangements provide that Mr. Murphy and Ms. Renaghan may receive a benefit, if any, equal to the difference between the cash surrender value of the policy and the premiums paid by the Bank. Also, includes the value of amounts credited under the Bank's non-qualified benefit plan of $66,108, $30,606, and $3,673 for Mr. Murphy, Ms. Renaghan and Mr. Gilles, respectively.

Employment Agreements

      The Company and the Bank maintain employment agreements with Mr. Murphy and Ms. Renaghan. The employment agreements are intended to ensure that the Bank and the Company maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of these officers.

      Each of the Company employment agreements provide for a five-year term of employment that extends daily until either the executive or the Company provides written notice of non-renewal, at which time the term of the agreement becomes a fixed five-year term. Each of the Bank employment agreements provide for a three-year term of employment that the Bank may extend annually following a performance evaluation of the Executive. Under the employment agreements, the base salary of the executive is reviewed annually by the Board of Directors or a committee of the Board of Directors. In addition to base salary, the agreements provide for, among other things, participation in stock benefit plans and other certain employee and fringe benefit programs applicable to executive personnel.

      Each of the agreements provide that the Company or Bank, as applicable, may terminate the executive's employment for cause, as described in the respective agreements, at any time. If either the Company or Bank terminates the executive's employment for reasons other than for cause, or in the event the executive resigns after specified circumstances that would constitute constructive termination, then the executive or, in the event of the executive's death, the executive's beneficiary will receive an amount equal to the remaining compensation payments and benefits that would have been provided to the executive during the remaining term of the agreement. Upon any such termination of the executive, the executive is subject to a one-year non-competition agreement.

      Under the agreements, upon involuntary termination or, under certain circumstances, voluntarily termination following a change in control of the Bank or the Company, the executive or, in the event of the executive's death, executive's beneficiary would receive a severance payment equal to the greater of (i) the payments and benefits due for the remaining term of the agreement or
(ii) five times (in the case of the Company agreement) or three times (in the case of the Bank agreement) the executive's annual compensation for the relevant period. The Company or Bank would also continue the executive's health and welfare benefits for sixty or thirty-six months, respectively. If a change in control occurs, the executive will not receive duplicative payments or benefit coverage under the employment agreements.

      Payments and benefits provided for under the employment agreements if a change in control occurs may constitute a "parachute payment" for federal income tax purposes, resulting in the possible obligation of a federal excise tax payment by the covered executive. In such case, under the employment agreements with the Company, the Company is obligated to pay to the executive an amount so as to enable the executive to retain the economic value of the payments she or he would have retained had she or he not been subject to such excise tax.

      Payments to the executive under the Bank's employment agreement will be guaranteed by the Company if payments or benefits are not paid by the Bank. Payment under the Company's employment agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the executive under any dispute or question of interpretation relating to the employment agreements shall be paid by the Bank or Company, respectively, if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the executive to the fullest extent legally allowable.

Change in Control Agreements

      The Company and the Bank each maintain a three-year change in control agreement with Mr. Gilles. The Bank also maintains a two-year change in control agreement with Mr. McNulty. The Bank agreements are renewable annually and the Company agreement renews daily. The agreements provide that in the event of involuntary termination or, under certain circumstances, voluntary termination following a change in control of the Bank or the Company, the officer is entitled to receive a severance payment equal to two times or three times (as the case may be) the officer's average annual compensation for the five years preceding termination. The Bank or the Company would also continue and pay for the officer's life, health and disability coverage for 36 or 24 months (as the case may be) following termination. The Company will guarantee the payments to the officer under the Bank agreements if are not paid by the Bank.

Retirement Plan

      The Bank participates in the Financial Institutions Retirement Fund (the "Retirement Plan") to provide retirement benefits for eligible employees. Employees are generally eligible to participate in the Retirement Plan once they turn 21 years old and complete 12 consecutive months of employment with the Bank. Hourly-paid employees are excluded from participation in the Retirement Plan. The formula for normal retirement benefits payable annually under the Retirement Plan is 2% multiplied by years of benefit service multiplied by the average of the participant's highest three years of salary paid by the Bank. A participant may elect early retirement as early as age 45. However, a participant's normal retirement benefits will be reduced by an early retirement factor based on age at early retirement.

      Participants generally have no vested interest in Retirement Plan benefits prior to the completion of five years of service with the Bank. Following the completion of five years of vesting service, or in the event of a participant's attainment of age 65, death or termination of employment due to disability, a participant will become 100% vested in the accrued benefit under the Retirement Plan. The amounts of benefits paid under the Retirement Plan are not reduced for any social security benefit payable to participants. As of January 1, 2002, Mr. Murphy, Ms. Renaghan, Mr. Gilles and Mr. McNulty had 37, 28, 4 and 4 credited years of service, respectively.

      The following table indicates the annual retirement benefits payable under the Retirement Plan and the related benefit equalization plan (see below) upon retirement at age 65 to a participant electing to receive his pension benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the pension plan are limited to $160,000 per year and annual compensation for calculation purposes is limited to $200,000 per year for the 2002 calendar year.

  Average                                Years of Service
   Annual        --------------------------------------------------------------
Compensation        15            20          25          30              35+
-------------    --------      --------    --------    --------        --------
  $ 75,000       $ 22,500      $ 30,000    $ 37,500    $ 45,000        $ 52,500
   100,000         30,000        40,000      50,000      60,000          70,000
   125,000         37,500        50,000      62,500      75,000          87,500
   150,000         45,000        60,000      75,000      90,000         105,000
   175,000         52,500        70,000      87,500     105,000         122,500
   200,000         60,000        80,000     100,000     120,000         140,000
   250,000         75,000       100,000     125,000     150,000         175,000
   300,000         90,000       120,000     150,000     180,000         210,000
   350,000        105,000       140,000     175,000     210,000         245,000
   400,000        120,000       160,000     200,000     240,000         280,000
   450,000        135,000       180,000     225,000     270,000         315,000

Supplemental Executive Retirement Plan

      Bay State Federal maintains a program which provides for supplemental benefits to designated individuals who retire, terminate employment in connection with a change in control, or whose participation in the employee stock ownership plan ends due to termination of the employee stock ownership plan (regardless of whether the individual terminates employment) prior to the complete scheduled repayment of the employee stock ownership plan loan. Generally, the supplemental executive retirement plan will provide the individual with a benefit equal to what the individual would have received under the employee stock ownership plan had he remained employed throughout the scheduled term of the employee stock ownership plan loan less the benefits actually provided under the employee stock ownership plan on behalf of such individual. Benefits vest equally over a five-year period beginning on the date of participation. The vested portion of the benefits are payable upon the termination of the participant's service (other than for cause). At March 31, 2002, Mr. Murphy and Ms. Renaghan participated in the program.

Benefit Equalization Plan

      The Bank maintains a retirement benefit equalization plan to provide selected employees with retirement benefits which would have been provided under the Bank's tax-qualified retirement plans but for certain limitations imposed by the Internal Revenue Code.

      A participant's benefit under this plan generally equals the benefits that would have accrued or been allocated under the tax-qualified plans, but for the limitations, less the benefits actually accrued or allocated under such plans. The Bank has established a grantor trust (also known as a rabbi trust) to hold assets of the Bank for the purpose of paying benefits under the benefit equalization plan, provided that, in the event of the insolvency of the Bank, the assets of the trust are subject to the claims of the Bank's creditors. The assets of this trust may be used to acquire shares of common stock to be used to satisfy the obligations of the Bank for the payment of benefits under the benefit equalization plan. At March 31, 2002, Mr. Murphy and Ms. Renaghan participated in the program and Mr. Gilles participated in the program with regard to ESOP-related benefits.

Option Value at Fiscal Year-End

      The following table provides certain information with respect to the number of shares of common stock represented by outstanding options held by the Named Executive Officers as of March 31, 2002. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of the stock options and the fiscal year-end price of the common stock.

                              Number of Securities
                             Underlying Unexercised               Value of Unexercised
                                   Options At                     in-the-money Options
                               Fiscal Year-End (#)              at Fiscal Year-End ($)(1)
                               -------------------              -------------------------
Name                      Exercisable     Unexercisable      Exercisable        Unexercisable
----                      -----------     -------------      -----------        -------------
John F. Murphy               41,200           22,181           $922,880           $496,854
Denise M. Renaghan           30,900           16,636            692,160            372,646
Michael O. Gilles             8,240            4,436            184,576             99,366
Philip R. McNulty             7,800            4,200            174,720             94,080

(1) Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on March 31, 2002, less the option exercise price. Options are in-the-money if the market value of shares covered by the options exceeds the exercise price.

                          Compensation Committee Report

      The reports of the Compensation and the Audit and Compliance Committees and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      Committee Report on Executive Compensation. Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company's Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for these executive officers include the use of a report explaining the rationale and considerations that led to the fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this proxy statement. Since the Company has no employees other than Bank employees who perform services to the Company without additional compensation, the Bank's Compensation Committee evaluates the performance of each Named Executive Officer and other senior officers of the Company and the Bank and determines the compensation of all executives. While the President and Chief Executive Officer is a member of the Compensation Committee, he recuses himself from any discussion or voting regarding his compensation.

      Compensation Policies. The Company's executive compensation policies are intended to attract and retain qualified executives, to recognize and reward individual contributions and achievement and to offer a compensation package that is competitive in the financial industry and motivational to each individual executive. In furtherance of these objectives, the Company and the Bank maintain an annual compensation program for executive officers which consists of two main elements, base salary and a bonus. In addition, executive officers participate in other benefit plans available to all employees, including the retirement plan, 401(a) plan, the Bay State Federal Savings Bank Employee Stock Ownership Plan, the stock-based benefit plans and, if designated by the board of directors, certain other executive compensation arrangements.

      The salary and bonus levels are intended to be consistent and competitive with the practices of other comparable financial institutions and each executive's level of responsibility. In making its determinations, the Compensation Committee utilizes surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by institutions of comparable size and characteristics primarily in the New England region of the United States.

      Although the Compensation Committee does not use any specific formula, salary increases and annual bonus determinations are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer. The Compensation Committee also seeks the input of the President and Chief Executive Officer with regard to the performance evaluation of other executive officers.

      Stock-Based Compensation. In addition to salary and bonuses, executive officers participate in the Bay State Bancorp, Inc. 1998 Stock-Based Incentive Plan. Each of the executive officers was granted stock options and restricted stock awards under the plan in 1998, which vest over a five-year period. The Compensation Committee believes that stock ownership is a significant incentive in building stockholder value and aligning the interests of employees with stockholders as the value of this component of compensation increases as the common stock of the Company appreciates in value.

      Compensation of the Chief Executive Officer. During the fiscal year ended March 31, 2002, Mr. Murphy's base salary totaled $320,000, which represented a $30,000 increase from the previous fiscal year. In addition, he received a bonus of $120,000 for fiscal 2002. The Compensation Committee utilizes the similar survey data for the Chief Executive Officer that it utilizes for its other executive officers in reaching a determination for any salary increases or bonus. The Compensation Committee believes that Mr. Murphy's compensation is appropriate based upon the Bank's compensation policy, Mr. Murphy's performance in managing the Company, the Company's performance during the fiscal year and a comparison of peer institutions.

                      Members of the Compensation Committee

                                Robert T. Cleary
                               Richard F. McBride
                                 John F. Murphy

Compensation Committee Interlocks and Insider Participation

      Mr. Murphy served on the Company's Compensation Committee during the 2002 fiscal year. During that time, Mr. Murphy served as Chairman of the Board and Chief Executive Officer of the Company and the Bank and President of the Company.

                  Audit and Compliance Committee Report

      The Audit and Compliance Committee of the Board of Directors is responsible for assisting the Board of Directors in fulfilling its responsibility to the stockholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit and Compliance Committee selects the auditors and reviews their independence and their annual audit. The Audit and Compliance Committee is comprised of three directors, each of whom is independent under American Stock Exchange listing standards. The Audit and Compliance Committee acts under a written charter adopted by the Board of Directors.

      The Audit and Compliance Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit and Compliance Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit and Compliance Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required by Independence Standards Board Standard No. 1. The Audit and Compliance Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit and Compliance Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2002 for filing with the Securities and Exchange Commission.

                  Members of the Audit and Compliance Committee

                                Robert T. Cleary
                               Richard F. McBride
                                Kent T. Spellman

                             Stock Performance Graph

         The following graph compares the cumulative total stockholder return on the Company common stock with the cumulative total return on the American Stock Exchange Composite Index and with the SNL American Stock Exchange Thrift Index. The graph assumes that $100 was invested at the close of business on March 30, 1998, the initial day of trading of the Company's common stock. Total return assumes the reinvestment of all dividends.

                              [LINE GRAPH OMITTED]

                                                         Period Ending
                                --------------------------------------------------------------------
Index                           03/30/98    03/31/98    03/31/99    03/31/00    03/31/01    03/31/02
----------------------------------------------------------------------------------------------------
Bay State Bancorp, Inc.           100.00      101.70       69.95       58.20      101.90      151.49
AMEX Composite Index              100.00      100.70       97.48      140.05      124.99      132.89
SNL AMEX Thrift Index             100.00      100.69       72.23       63.99       90.29      126.61

             Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers, directors and 10% stockholders has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended March 31, 2002, except one late report for Mr. Grace with respect to the exercise of stock options.

                          Transactions with Management

      Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

      While Bay State Federal does not currently make loans or extend credit to its executive officers, directors and employees at different rates than those offered to the general public, it did make such loans under a previous loan policy in place prior to the enactment of the Financial Institutions Reform, Recovery and Enforcement Act. Such loan policy, however, did not give any preference to any director or officer over any other employee, and outstanding loans granted under such policy do not involve more than the normal risk of collectibility or present other unfavorable features.

               Proposal 2 -- Ratification of Independent Auditors

      The Board of Directors has appointed Shatswell, MacLeod & Company, P.C. to be its auditors for the 2003 fiscal year, subject to ratification by stockholders. A representative of Shatswell, MacLeod & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

      If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent public accountants may be considered by the Board of Directors.

      The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of auditors.

      The following table sets forth the fees billed to the Company for the fiscal year ended March 31, 2002 by Shatswell, MacLeod and Company, P.C.

            Audit Fees......................................             $70,500

            Financial Information and systems design and
            Implementation..................................                  --

            All other fees*.................................               9,000

            ----------
            * Includes fees for tax services provided for the fiscal year ended March 31, 2002.

      The Audit Committee believes that the provisions for non-audit services by Shatswell, MacLeod and Company, P.C. are compatible with maintaining Shatswell, MacLeod and Company, P.C's independence.

                                  Miscellaneous

      The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by mail, Regan & Associates, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting for a fee of $4,250; inclusive of out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and the Bank without any additional compensation. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, the beneficial owners, and will reimburse those record holders for their reasonable expenses in doing so.

      The Company's Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on May 28, 2002. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

      A copy of the Company's Form 10-K (without exhibits) for the fiscal year ended March 31, 2002, as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on May 28, 2002 upon written request to Jill W. Lacy, Corporate Secretary, Bay State Bancorp, Inc., 1299 Beacon Street, Brookline, Massachusetts 02446.

                      Stockholder Proposals and Nominations

      To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2003 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than February 18, 2003. If such Annual Meeting is held on a date more than 30 calendar days from July 24, 2003, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any such proposal will be subject to the proxy rules adopted by the Securities and Exchange Commission.

      The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders including directors nominations. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Jill W. Lacy

                                              Jill W. Lacy
                                              Corporate Secretary

Brookline, Massachusetts
June 18, 2002

                                 REVOCABLE PROXY
                             BAY STATE BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                  July 24, 2002
                              2:00 p.m. Local Time

                         -------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints the official proxy committee of Bay State Bancorp, Inc. (the "Company"), consisting of the full board of directors, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on July 24, 2002, at 2:00 p.m. local time, at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1) The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).

                 John F. Murphy, Leo F. Grace, Richard F. Hughes

                                                            FOR ALL
           FOR                    VOTE WITHHELD             EXCEPT
           ---                    -------------             -------

           |_|                          |_|                   |_|

INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name on the line provided below.

================================================================================

2. The ratification of the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors of Bay State Bancorp, Inc. for the fiscal year ending March 31, 2003.

           FOR                        AGAINST                 ABSTAIN
           ---                        -------                 -------

           |_|                          |_|                     |_|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

      This proxy if properly signed and dated is revocable and will be voted as directed, but if no instructions are specified, this proxy, will be voted "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

                                        Dated:______________________________


                                        ____________________________________
                                        SIGNATURE OF SHAREHOLDER


                                        ____________________________________
                                        SIGNATURE OF CO-HOLDER (IF ANY)

      The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated June 18, 2002 and an Annual Report to Stockholders.

      Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                                   ----------

            PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.